UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

Form 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2013 (October 20, 2013)

NTS, INC.
(formerly Xfone, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	001-32521	11-3618510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Broadway, Lubbock, Texas 79401
(Address of principal executive offices, including zip code)

806-771-5212
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 20, 2013, NTS, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with T3 North Intermediate Holdings, LLC, a Nevada limited liability company (“Holdings”) and North Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will become a wholly-owned subsidiary of Holdings through a merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). Holdings and Merger Sub are affiliates of Tower Three Partners LLC (“Tower Three”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger, each share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than the Rollover Shares, as described below), shall cancelled and the holder thereof shall be entitled to receive $2.00 with respect to each such share (the “Merger Consideration”), without interest and subject to any applicable tax withholding. Guy Nissenson, the Company’s Chairman, President and Chief Executive Officer, has entered into a separate rollover agreement (the “Rollover Agreement”) whereby certain shares of Company Common Stock beneficially owned by Mr. Nissenson (the “Rollover Shares”) will be contributed to or exchanged with an affiliate of Holdings immediately prior to the effective time of the Merger in exchange for shares of capital stock of such entity in accordance with the Rollover Agreement.

Prior to the effective time of the Merger, the Company shall take all actions necessary to provide that each option outstanding immediately prior to such time that represents the right to acquire shares of Company Common stock shall be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such option, less any applicable tax withholding. .  In addition, except for certain warrants to purchase Company Common Stock that by their terms do not expire upon consummation of the Merger, all outstanding warrants to purchase Company Common Stock shall, at the effective time of the Merger, be cancelled, terminated and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such warrant, less any applicable tax withholding.

    Consummation of the Merger (the “Closing”) is subject to a number of closing conditions, including, among other things: (i) the adoption and approval of the Merger Agreement by the requisite vote of the Company’s stockholders; (ii) receipt of certain third party consents; (iii) the absence of any law or order prohibiting the Merger; (iv) the accuracy of the representations and warranties, subject to customary materiality qualifiers; and (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement).  The Merger Agreement does not contain a financing condition.

Each of the Company, Holdings and Merger Sub have made customary representations and warranties in the Merger Agreement and have covenanted, among other things, that, subject to certain customary exceptions: (i) the Company will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) Holdings and the Company will cooperate in preparing and promptly causing to be filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 and to use their reasonable best efforts to have the proxy statement cleared for distribution to the Company’s stockholders as promptly as practicable after such filing with the SEC; (iii) the Company will as soon as practicable following clearance by the SEC take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the requisite stockholder vote to adopt the Merger Agreement; and (iv) the Company’s board of directors will recommend to its stockholders that they vote in favor of the Merger Agreement.

The Merger Agreement permits the Company and its representatives, under direction by a special committee formed for the purpose of evaluating and making a recommendation to the Company’s full board of directors with respect to the Merger Agreement, to solicit, initiate, encourage, facilitate, and engage in any negotiations with respect to alternative proposals for a period of 30 days after the date of the Merger Agreement (the “Go-Shop Period”).   There can be no assurance that this process will result in a Superior Proposal (as defined in the Merger Agreement).  From and after the termination of the Go-Shop Period, the Company and its representatives will be prohibited from soliciting alternative proposals from, providing information to, and participating in discussions and engaging in negotiations with, third parties regarding alternative proposals (other than with third parties that made a competing proposal during the Go-Shop Period that the Board believes in good faith is, or would reasonably be expected to result in, a Superior Proposal (a “Go-Shop Excluded Party”)), subject to certain exceptions, including the Company’s “fiduciary out” provisions for a Superior Proposal or intervening event.  In connection with the Merger Agreement, an investment fund managed by Tower Three entered into a limited guarantee in favor of the Company with respect to certain payment obligations of Holdings and Merger Sub under the Merger Agreement.

The Merger Agreement contains certain termination rights and provides that (i) in the event of termination of the Merger Agreement under specified circumstances, including, among others, termination by the Company to accept a Superior Proposal or by Holdings upon a change in the recommendation of the Company’s board that the Company’s stockholders approve the Merger, the Company will owe Holdings a cash termination fee of $2,274,852 if the event giving rise to such termination involves a Go-Shop Excluded Party and $4,094,247 in all other circumstances and (ii) in the event of termination of the Merger Agreement due to Holdings failure to consummate the Merger on the required closing date, Holdings will owe the Company a cash termination fee of $6,141,371.  In addition, the Company may be required to reimburse third-party expenses incurred by Holdings in connection with the Merger Agreement in an amount not to exceed $2,250,000 in the event that the Merger Agreement is terminated under certain circumstances.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Exhibits thereto, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Merger Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement (or such other date as specified therein) and are modified in important part by the underlying disclosure schedules.

Voting Agreement

In connection with the Merger, the Company and Holdings entered into a Voting Agreement, dated as of October 20, 2013 (the “Voting Agreement”), with Guy Nissenson (the “Voting Stockholder”).  Under the Voting Agreement, the Voting Stockholder agreed, among other things, to vote certain shares of Company Common Stock as to which he has the right to vote (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against an action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Voting Stockholder contained in the Voting Agreement.  The Voting Agreement provides that nothing contained in the agreements will be deemed to limit or affect the Voting Stockholder’s ability to approve a Superior Proposal in his capacity as a director of the Company.

The Voting Agreement will terminate upon the earlier of (a) the effective time of the Merger and (b) the date of termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Voting Agreement, which is attached as Exhibit 10.156 to this Current Report on Form 8-K and is incorporated herein by reference.

Where You Can Find Additional Information

The Company will file with the SEC a proxy statement.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Holdings, the Company, Merger Sub and the proposed Merger.  Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, copies of proxy statement (when it becomes available) may be obtained free of charge from the Company.  Security holders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company, Holdings and certain of their respective directors, executive officers, and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger.  Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2013.  Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and its exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 8.01    Other Events.

On October 21, 2013, the Company and Tower Three issued a joint press release announcing the Merger Agreement.  The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 21, 2013, among T3 North Intermediate Holdings, LLC, North Merger Sub, Inc. and NTS, Inc. (The schedules and certain exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit).

10.156	Voting Agreement entered into as of October 20, 2013, by and among NTS, Inc., T3 North Intermediate Holdings, LLC and Guy Nissenson.

99.1	Joint Press Release of NTS, Inc. and Tower Three Partners LLC.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS, Inc.

Dated: October 21, 2013	By:	/s/ Guy Nissenson
	Name:	Guy Nissenson
	Title:	President and Chief Executive Officer
and Chairman of the Board of Directors